Exhibit 10.10

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR EMPLOYEES
UNDER THE PDL COMMUNITY BANCORP
2018 LONG-TERM INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Pursuant to the PDL Community Bancorp 2018 Long-Term Incentive Plan as amended through the date hereof (the “Plan”), PDL Community Bancorp (the “Company”) hereby grants to the Grantee named above the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents an unfunded, unsecured right to receive one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Committee.

1. Substitution. The Company reserves the right at any time prior to the vesting of a Restricted Stock Unit granted hereunder to substitute therefor an equivalent number of Restricted Shares under the Plan. Any such substituted Restricted Shares shall be subject to the same vesting requirements as the Restricted Stock Units they replaced. Any such Restricted Shares awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such Restricted Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.

2. Restrictions and Conditions.

(a) Any book entries for the Restricted Shares substituted pursuant to Paragraph 1 above shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Except as otherwise permitted by the Plan, Restricted Stock Units granted hereunder (and Restricted Shares substituted pursuant to Paragraph 1) may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee.

(c) Except as provided in Paragraph 2(d), if the Grantee’s employment with the Company or an Affiliate is voluntarily or involuntarily terminated for any reason other than death prior to vesting of any Restricted Stock Units (or Restricted Shares substituted pursuant to Paragraph 1), all such Restricted Stock Units granted hereunder (and any Restricted Shares substituted pursuant to Paragraph 1) shall immediately and automatically be forfeited. If the Grantee’s employment with the Company or an Affiliate terminates on account of death, all Restricted Stock units (and Restricted Shares substituted pursuant to Paragraph 1) granted herein shall be immediately vested.

(d) If the Grantee’s employment with the Company or an Affiliate is terminated without Cause or the Grantee resigns for Good Reason, in either case within 12 months before or after a Change of Control, then all Restricted Stock Units (or Restricted Shares substituted pursuant to Paragraph 1) granted herein shall be immediately vested upon such Change of Control (or termination of employment, if later). For purposes of clarity, if Grantee forfeits any Restricted Stock Units (or Restricted Shares, as applicable) at the time of a termination of employment without Cause or for Good Reason and the Company later determines that a Change of Control occurred within the 12-month period, such Restricted Stock Units (or Restricted Shares, as applicable) will be reinstated and vest as of the consummation of the Change of Control.

3. Vesting. The Restricted Stock Units granted hereunder shall vest (and in the case of Restricted Shares substituted pursuant to Paragraph 1 above restrictions and conditions in Paragraph 2 of this Agreement shall lapse) on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or an Affiliate on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of Restricted Stock Units (or Restricted Shares) specified as vested on such date.

Incremental Number of Restricted Stock Units or Restricted Shares Vested	Vesting Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

As soon as practicable (and in no case more than 30 days) after Restricted Stock Units become vested, the Company will pay the vested Restricted Stock Units by delivering to Grantee a number of shares of Stock equal to the number of Restricted Stock Units that vested less any required tax withholding per Paragraph 7 below.

4. Rights as Stockholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with the Plan shall have no rights as a stockholder with respect to any shares of Stock underlying a Restricted Stock Unit (including rights with respect to voting or to receive dividend or Dividend Equivalent Rights) unless and until the Grantee shall have become the holder of record or the beneficial owner of shares of Stock pursuant to Paragraph 3 above, and no adjustment shall be made for dividend or distributions or other rights in respect of such shares for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. Except as otherwise permitted by the Plan, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee (or Restricted Shares substituted pursuant to Paragraph 1 to become vested ) a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation.

8. No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee at any time.

9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

PDL COMMUNITY BANCORP

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address: